Exhibit 10.23

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of [•], 2020, is made by and between THE AZEK COMPANY, INC., a Delaware corporation (the “Company”), and [•] (“Indemnitee”).

RECITALS

A. The Company desires to attract and retain the services of highly qualified individuals as directors, officers, employees and agents.

B. The Company’s bylaws (the “Bylaws”) require that the Company indemnify its directors and officers, and empowers the Company to indemnify its employees and agents, as authorized by the Delaware General Corporation Law, as amended (the “DGCL”), under which the Company is organized. The Bylaws expressly provide that the indemnification provided in the Bylaws is not exclusive and contemplates that the Company may enter into separate agreements with its directors, officers and other persons to set forth specific indemnification provisions.

C. Indemnitee does not regard the protection currently provided by applicable law, the Bylaws, the Company’s other governing documents and available insurance as adequate under the present circumstances. Consequently, the Company has determined that Indemnitee and other directors, officers, employees and agents of the Company may not be willing to serve or continue to serve in such capacities without additional protection.

D. The Company desires and has requested Indemnitee to serve or continue to serve as a director, officer, employee or agent of the Company, as the case may be, and has proposed this Agreement as an additional inducement to serve in such capacity.

E. Indemnitee is willing to serve, or to continue to serve, as a director, officer, employee or agent of the Company if Indemnitee is furnished the indemnity provided for in this Agreement by the Company.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

1. Agreement to Serve. Indemnitee will serve, or continue to serve, as the case may be, as an Agent at the will of such entity designated by the Company and at the request of the Company (or under separate agreement, if a separate agreement exists), in the capacity Indemnitee currently serves such entity, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the governance documents of that entity, or until such time as Indemnitee tenders his or her resignation in writing. Nothing contained in this Agreement is intended as an employment agreement between Indemnitee and the Company or any of its subsidiaries or to create any right to continued employment of Indemnitee with the Company or any of its subsidiaries in any capacity. The Company acknowledges that it has entered into this Agreement and assumes the obligations imposed on it under this Agreement, in addition to and separate from its obligations to Indemnitee under the Bylaws, to induce Indemnitee to serve, or continue to serve, as an Agent, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an Agent.

2. Indemnification.

(a) Indemnification in Third Party Proceedings. Subject to Section 11 below, the Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by the DGCL, as it may be amended from time to time. The Company’s obligation to indemnify to the “fullest extent permitted by applicable law” shall parallel future amendments to the DGCL, but only to the extent that any future amendment entitles Indemnitee to broader indemnification rights than the DGCL permitted prior to adoption of that amendment. The Company’s obligation to indemnify shall fully apply whether the Indemnitee is a party to any proceeding or threatened to be made a party to or otherwise involved in any such proceeding. Without limitation, the Company’s obligation to indemnify an Indemnitee in any proceeding shall apply to all Expenses and Liabilities, including any interest, assessments and other charges paid or payable in connection with or in respect of such Expenses and Liabilities, incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such proceeding, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding had no reasonable cause to believe that Indemnitee’s conduct was unlawful. The parties intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, but not limited to, any indemnification provided by the Certificate of Incorporation of the Company, the Bylaws, vote of its stockholders or Disinterested Directors, or applicable law. This Section 2(a) shall not apply to derivative actions or proceedings or actions or proceedings brought by the Company as those actions or proceedings shall be governed by Section 2(b).

(b) Indemnification in Derivative Actions and Direct Actions by the Company. Subject to Section 11 below, the Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by the DGCL, as it may be amended from time to time. The Company’s obligation to indemnify to the “fullest extent permitted by applicable law” shall parallel future amendments to the DGCL, but only to the extent that any future amendment entitles Indemnitee to broader indemnification rights than the DGCL permitted prior to adoption of that amendment. The Company’s obligation to indemnify shall fully apply, whether the Indemnitee is a party to any proceeding or is otherwise involved in any proceeding by or in the right of the Company to procure a judgment in its favor, to any and all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement, or appeal of such proceedings, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. No indemnification for Expenses shall be made under this Section 2(b) in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court of competent jurisdiction to be liable to the Company, unless and only to the extent that the Chancery Court of the State of Delaware or any court in which the proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

3. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement and to the fullest extent permitted by law, in any circumstance where indemnification is not available under Section 2(a) or 2(b), to the extent that Indemnitee is a party to (or a participant in) any proceeding and has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter in that proceeding, in whole or part, including the dismissal of any action without prejudice, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred and Liabilities in connection with the investigation, defense or appeal of that proceeding. If Indemnitee is not wholly successful in that proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in that proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred and Liabilities incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. For these purposes, Indemnitee will be deemed to have been “successful on the merits” in circumstances including but not limited to the termination of any proceeding or of any claim, issue or matter in that proceeding, by the winning of a motion to dismiss (with or without prejudice), motion for summary judgment, settlement (with or without court approval, but only if the Indemnitee complies with Section 11(c)), or upon a plea of no contest or its equivalent.

4. Partial Indemnification; Witness Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses and Liabilities incurred by Indemnitee in the investigation, defense, settlement or appeal of a proceeding, but is precluded by applicable law or the specific terms of this Agreement to indemnification for the total amount of those Expenses and/or Liabilities, the Company shall nevertheless indemnify Indemnitee for the portion of those Expenses and/or Liabilities to which Indemnitee is entitled. In the event that Indemnitee is, by reason of Indemnitee’s acting as an Agent, called as a witness or otherwise asked to participate in any proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with participation in that proceeding to the fullest extent permitted by applicable law.

5. Primacy of Indemnification. The Company acknowledges that the Indemnitee may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more third parties, including the Sponsors (collectively, the “Secondary Indemnitors”). Notwithstanding any such rights, the Company agrees that: (i) it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary, and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary); (ii) it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Secondary Indemnitors; and (iii) it irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect of the amounts as provided for in subsection (ii) of this sentence. The Company further agrees that no advancement or payment by the Secondary Indemnitors (or any insurer under a policy provided by the Secondary Indemnitors) to or on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing. Any Secondary Indemnitors shall have a right of contribution and/or be subrogated to the extent they make an advancement or payment on behalf of Indemnitee to all of the rights of recovery of the Indemnitee against the Company. The Company and the Indemnitee agree that the Secondary Indemnitors are express third party beneficiaries of the terms of this Section 5.

6. No Presumptions/Burden of Proof. Provided Indemnitee complies with Section 11(c) of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of no contest, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or did not have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met that standard of conduct or did not have that belief, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under this Agreement, the Company shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8. In all cases, the burden of proof shall be on the Company to establish by clear and convincing evidence that Indemnitee is not entitled to indemnification.

7. Advancement of Expenses. To the extent not prohibited by law, the Company shall advance the Expenses actually and reasonably incurred by Indemnitee in connection with any proceeding. Such advancement shall be made within twenty (20) after the receipt by the Company of a statement or statements requesting such advances, which shall include invoices received by Indemnitee in connection with such Expenses. In the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice. Advances shall be unsecured, interest free and without regard to Indemnitee’s ability to repay the advances. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Advances shall include any and all Expenses actually and reasonably incurred by Indemnitee pursuing an action to enforce Indemnitee’s right to indemnification under this Agreement or otherwise, including expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee acknowledges that the execution and delivery of this Agreement shall constitute an undertaking providing that, to the fullest extent required by law, Indemnitee shall repay the advance (without interest) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company. No other undertaking shall be required. The right to advances under this Section 7 shall continue until final disposition of any proceeding, including any appeal. Without limiting the generality or effect of the provisions of this paragraph, within thirty (30) days after any request by Indemnitee, the Company shall: (a) pay such Expenses on behalf of Indemnitee; (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses; or (c) reimburse Indemnitee for such Expenses. The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

8. Notice and Other Indemnification Procedures.

(a) Notification of Proceeding. Indemnitee shall notify the Company in writing promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any proceeding or matter which may be subject to indemnification or advancement of Expenses covered under this Agreement. The written notification to the Company shall include a description of the nature of the proceeding and the facts underlying the proceeding. The failure of Indemnitee to notify the Company as required by this paragraph shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise. Any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights under this Agreement.

(b) Request for Indemnification Payments. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request. Any such written request shall include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification under the terms of this Agreement.

(c) Determination of Right to Indemnification Payments. Upon written request by Indemnitee for indemnification pursuant to Section 8(b), a determination with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following four methods, which shall be at the election of the Board of Directors: (1) by a majority vote of the Disinterested Directors, even though less than a quorum; (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum; (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel selected by the Company and approved by Indemnitee in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; or (4) if so directed by the Board of Directors, by the stockholders of the Company (each of (1)-(4) and as applicable, a “Reviewing Party”). Notwithstanding the previous sentence, if there has been a Change in Control, then such determination shall be made by Independent Counsel selected by Indemnitee and approved by the Company, which approval shall not be unreasonably withheld. Indemnification payments requested by Indemnitee under Section 2 shall be made by the Company no later than sixty (60) days after receipt of the written request of Indemnitee. Claims for advancement of Expenses shall be made under the provisions of Section 7.

(d) Application for Enforcement. In the event the Company fails to make timely payments as set forth in Sections 7 or 8(b) above, Indemnitee shall have the right to apply to any court of competent jurisdiction for the purpose of enforcing Indemnitee’s right to indemnification or advancement of Expenses pursuant to this Agreement. In such an enforcement hearing or proceeding, the burden of proof shall be on the Company to prove that indemnification or advancement of Expenses to Indemnitee is not required under this Agreement or permitted by applicable law. In any proceeding to enforce any rights pursuant to this Agreement, the Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable. If requested by Indemnitee, the Company shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary. Any determination by the Reviewing Party that Indemnitee is not entitled to indemnification under this Agreement shall not be a defense by the Company to the action nor create any presumption that Indemnitee is not entitled to indemnification or advancement of Expenses under this Agreement.

(e) Indemnification of Certain Expenses. The Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred in connection with any hearing or proceeding under this Section 8 unless the Company prevails in that hearing or proceeding on the merits in all material respects.

9. Assumption of Defense. In the event the Company shall be requested by Indemnitee to indemnify Indemnitee and/or pay the Expenses of any proceeding, but only if appropriate, the Company shall be entitled, upon written notice by the Company to Indemnitee within ten days of the Company’s receipt of written notice pursuant to Section 8, to assume the defense of such proceeding, or to participate to the extent permissible in such proceeding, with counsel reasonably acceptable to Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed). Upon assumption of the defense by the Company and the retention of counsel by the Company, the Company shall not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, except to the extent necessary to avoid any prejudice to Indemnitee’s ability to defend the action as a result of any failure by the Company to take prompt action in the defense of the claim. Notwithstanding the previous sentence, Indemnitee shall have the right to employ separate counsel in such a proceeding at Indemnitee’s sole cost and expense. If Indemnitee’s counsel delivers a written notice to the Company stating that such counsel has reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or the Company shall not, in fact, have employed counsel or otherwise actively pursued the defense of such proceeding within a reasonable time, then the fees and Expenses of Indemnitee’s counsel to defend such proceeding shall be subject to the indemnification and advancement of Expenses provisions of this Agreement. In any circumstance where the Company and Indemnitee are represented by separate counsel, the party having responsibility for defense of a proceeding shall provide the other party and its legal counsel with all copies of pleadings and material correspondence relating to the proceeding. Indemnitee and the Company shall reasonably cooperate in the defense of any proceeding with respect to which indemnification is sought under this Agreement, regardless of whether the Company or Indemnitee assumes the defense of that proceeding.

10. Insurance.

(a) The Company shall use its best efforts to obtain and maintain in full force and effect an insurance policy or policies providing liability insurance for Agents (“D&O Insurance”). Indemnitee shall be covered by such policy or policies in accordance with its or their terms in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s independent directors, if Indemnitee is an independent director; or of the Company’s officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. If, at the time of the receipt of a notice of a claim pursuant to the terms of this Agreement, the Company has D&O Insurance in effect or otherwise potentially available, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the relevant policy or policies. The Company shall then take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(b) In the event of a Change in Control or the Company’s becoming insolvent (including being placed into receivership or entering the federal bankruptcy process), to the extent reasonably practicable, the Company shall maintain in force any and all insurance policies then maintained by the Company in providing insurance—directors’ and officers’ liability, fiduciary, employment practices or otherwise—in respect of Indemnitee, for a fixed period of six (6) years after the Change in Control or the Company’s becoming insolvent (a “Tail Policy”). Such coverage shall be non-cancellable. The Tail Policy shall be placed and serviced for the duration of its term by the Company’s incumbent insurance broker. Such broker shall place the Tail policy with the incumbent insurance carriers using the policies that were in place at the time of the Change in Control (unless the incumbent carriers will not offer such policies) in which case the Tail Policy placed by the Company’s insurance broker shall be substantially comparable in scope and amount as the expiring policies, and the insurance carriers for the Tail Policy shall have an AM Best rating that is the same or better than the AM Best ratings of the expiring policies).

11. Exceptions.

(a) Certain Matters. Despite any provision in this Agreement to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of any proceeding with respect to: (i) remuneration paid to Indemnitee if it is determined by final judgment not subject to further appeal that such remuneration was in violation of law; (ii) a final judgment not subject to further appeal rendered against Indemnitee for an accounting, disgorgement or repayment of profits made from the purchase or sale by Indemnitee of securities of the Company against Indemnitee or in connection with a settlement by or on behalf of Indemnitee to the extent it is acknowledged by Indemnitee and the Company that such amount paid in settlement resulted from Indemnitee’s conduct from which Indemnitee received monetary personal profit to which Indemnitee was not entitled, pursuant to the provisions of Section 16(b) of the Exchange Act, or other provisions of any federal, state or local statute or rules and regulations under those statutes; or (iii) on account of conduct that is established by a final judgment not subject to further appeal as constituting a breach of Indemnitee’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Indemnitee is not legally entitled. For purposes of the foregoing sentence, a final judgment may be reached solely in the underlying proceeding.

(b) Claims Initiated by Indemnitee. Despite any provision in this Agreement to the contrary, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee with respect to proceedings or claims initiated or brought by Indemnitee against the Company or its Agents and not by way of defense, except: (i) with respect to proceedings brought to establish or enforce a right to indemnification or advancement under this Agreement or under any other agreement, provision in the Bylaws or Certificate of Incorporation or applicable law; or (ii) with respect to any other proceeding initiated by Indemnitee that is either approved by the Board of Directors or Indemnitee’s participation is required by applicable law. However, indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board of Directors determines it to be appropriate.

(c) Settlements. Despite any provision in this Agreement to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee under this Agreement for any amounts paid in settlement of a proceeding effected without the Company’s written consent unless the Company is acting contrary to the terms of this Section 11. Neither the Company nor Indemnitee shall unreasonably withhold consent to any proposed settlement. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on the Indemnitee without Indemnitee’s written consent, which may be given or withheld in Indemnitee’s sole discretion. On its own behalf, the Company shall not settle any part of any Proceeding to which Indemnitee is party with respect to other parties (including the Company) without the written consent of Indemnitee if any portion of such settlement is to be funded from any corporate insurance policy under which Indemnitee is an insured and for which Indemnitees claims may be covered unless approved by: (i) the written consent of Indemnitee; or (ii) a majority of the independent directors of the Board of Directors. Notwithstanding the previous sentence, the right to constrain the Company’s use of corporate insurance as described in this Section 11 shall terminate at the time the Company concludes under the terms of this Agreement that: (i) Indemnitee is not entitled to indemnification pursuant to this agreement; or (ii) such indemnification obligation to Indemnitee has been fully discharged by the Company.

(d) Prior Payments. Subject to Section 5, the Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance Expenses to Indemnitee under this Agreement for which payment has actually been made to or on behalf of Indemnitee under any Company insurance policy or other indemnity provision (excluding pursuant to Section 5, any Secondary Indemnitors), except with respect to any excess beyond the amount paid under any insurance policy or indemnity policy. Notwithstanding the previous sentence, payment made to Indemnitee pursuant to an insurance policy (either purchased and maintained by Indemnitee at his or her own expense or purchased in favor of Indemnitee by a Secondary Indemnitor) of any amounts otherwise indemnifiable or obligated to be made pursuant to this Agreement shall not reduce the Company’s obligations to Indemnitee pursuant to this Agreement.

12. Non-exclusivity and Survival of Rights. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not exclude or limit any other rights to which Indemnitee may at any time be entitled under any provision of applicable law, the Company’s Certificate of Incorporation, Bylaws or other agreements, both as to action in Indemnitee’s official capacity and Indemnitee’s action as an Agent, in any court in which a proceeding is brought. Indemnitee’s rights under this Agreement shall continue after Indemnitee has ceased acting as an Agent and shall inure to the benefit of the heirs, executors, administrators and assigns of Indemnitee. The obligations and duties of the Company to Indemnitee under this Agreement shall be binding on the Company and its successors and assigns until terminated in accordance with its terms. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement, expressly to: (i) assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place; and (ii) agree to indemnify Indemnitee to the fullest extent permitted by law.

No amendment, alteration or repeal of this Agreement or of any provision of this Agreement shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her corporate status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Company’s Certificate of Incorporation, Bylaws and this Agreement, the parties acknowledge and agree that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy provided for in this Agreement is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given under this Agreement or now or after the date of this Agreement existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement, or otherwise, by Indemnitee shall not prevent the concurrent assertion or employment of any other right or remedy by Indemnitee.

13. Term. This Agreement shall continue in effect until the later of: (a) ten years after the date that Indemnitee shall have ceased to serve as an Agent; or (b) for as long as any proceeding is pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses under this Agreement, even after Indemnitee has ceased to serve as an Agent, and for one year after the final termination of such proceeding, including any appeal, and of any proceeding commenced by Indemnitee pursuant to this Agreement relating to that initial proceeding.

14. Definitions and Construction of Certain Phrases.

(a) Agent. For purposes of this Agreement, the term “Agent” of the Company means any person who: (i) is or was a director, officer, employee, agent, or other fiduciary of the Company or a subsidiary of the Company; or (ii) is or was serving at the request of the Company or a subsidiary of the Company, as a director, officer, employee, agent, or other fiduciary of a foreign or domestic corporation, partnership, joint venture, trust or other enterprise. References to “serving at the request of the Company” shall include, but not be limited to, any service as a director, officer, employee or agent of the Company or any other entity which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries, including as a deemed fiduciary with respect to such employee benefit plan, its participants or beneficiaries.

(b) Change in Control. For purposes of this Agreement, a “Change in Control” means the time at which Ares Corporate Opportunities Fund IV, L.P. (together with its affiliates, “Ares”) and Ontario Teachers’ Pension Plan Board (together with its affiliates, “OTPP,” and, together with Ares, the “Sponsors”) cease to have, in the aggregate, beneficial ownership of a majority of the voting power of the Company’s outstanding capital stock (for this purpose, the term “beneficial ownership” has the meaning given to it in the rules under the Exchange Act).

(c) Disinterested Director. For purposes of this Agreement, the term “Disinterested Director” shall mean a director of the Company who is not and was not a party to the proceeding in respect of which indemnification is sought by Indemnitee.

(d) Exchange Act. For purposes of this Agreement, the term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(e) Expenses. For purposes of this Agreement, the term “Expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’, witness, or other professional fees and related disbursements, and other out-of-pocket costs of whatever nature), actually and reasonably incurred by Indemnitee in connection with the investigation, defense or appeal of a proceeding or establishing or enforcing a right to indemnification under this Agreement, the DGCL or otherwise. “Expenses” shall also include: (i) Expenses incurred in connection with any appeal resulting from any proceeding, including without limitation the premium, security for and other costs relating to any cost bond, supsedeas bond or other appeal bond or its equivalent; (ii) expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise; (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (on a grossed up basis); and (iv) any interest, assessments or other charges in respect of the amounts in clauses (i) through (iii).

(f) Independent Counsel. For purposes of this Agreement, the term “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either of them, or (ii) any other party to the proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company shall pay the reasonable fees and expenses of the Independent Counsel referred to above and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant to this Agreement.

(g) Liabilities. For purposes of this Agreement, the term “Liabilities” shall be broadly construed and shall include, but not be limited to, judgments, damages, deficiencies, liabilities, losses, penalties, excise taxes, fines, assessments and amounts paid in settlement, including any interest and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payment under this Agreement.

(h) Proceedings. For purposes of this Agreement, the term “proceeding” shall be broadly construed and shall include, but not be limited to, any threatened, pending, or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, and whether formal or informal in any case, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness, or otherwise by reason of: (i) the fact that Indemnitee is or was a director or officer of the Company; (ii) the fact of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting as an Agent; or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any Liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses may be provided under this Agreement. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a proceeding, this shall be considered a proceeding under this paragraph.

(i) Subsidiary. For purposes of this Agreement, the term “subsidiary” means any corporation, limited liability company, or other entity, of which more than 50% of the outstanding voting securities or equity interests are owned, directly or indirectly, by the Company and one or more of its subsidiaries, and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as an Agent.

(j) Voting Securities. For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

15. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of that payment to all of the rights of recovery of Indemnitee against other persons (other than the Sponsors or any insurer under a policy provided by the Sponsors), who, at the request and expense of the Company, shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

16. Interpretation of Agreement. It is understood that the parties intend this Agreement to be interpreted and enforced so as to provide indemnification and advancement of Expenses to Indemnitee to the fullest extent permitted by law as of and following the date of this Agreement.

17. Severability/No Imputation. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of the Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to Section 16. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Indemnitee for purposes of determining any rights under this Agreement.

18. Amendment and Waiver. No supplement, modification, amendment, or cancellation of this Agreement shall be binding unless executed in writing by the parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (whether or not similar) nor shall such waiver constitute a continuing waiver.

19. Notice. Except as otherwise provided in this Agreement, any notice or demand which, by the provisions of this Agreement, is required or which may be given to or served upon the parties shall be in writing and, if by electronic transmission, shall be deemed to have been validly served, given or delivered when sent, and, if by overnight delivery, courier or personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery, and, if mailed, shall be deemed to have been validly served, given or delivered three (3) business days after deposit in the United States mail, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified at the addresses set forth on the signature page of this Agreement (or such other address(es) as a party may designate for itself by like notice). If to the Company, notices and demands shall be delivered to the attention of the Secretary of the Company.

20. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware.

21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute but one and the same Agreement. Only one counterpart need be produced to evidence the existence of this Agreement.

22. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of this Agreement.

23. Entire Agreement. Subject to Section 11, this Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement. Notwithstanding the previous sentence, this Agreement is a supplement to and in furtherance of the Company’s Certificate of Incorporation, Bylaws, the DGCL and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Indemnitee under the Company’s Certificate of Incorporation, Bylaws, the DGCL and any other applicable law.

24. Determination of Good Faith/Safe Harbor. For purposes of any determination of good faith, Indemnitee shall be presumed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers of the Company in the course of their duties, or on the advice of legal counsel for the Company or the Board of Directors or counsel selected by any committee of the Board of Directors or on information or records given or reports made to the Company by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Company or the Board of Directors or any committee of the Board of Directors. The provisions of this Section 24 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct. Whether or not the foregoing provisions of this Section 24 are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company.

25. Information Sharing. If Indemnitee is the subject of or is implicated in any way during an investigation, whether formal or informal, the Company shall promptly notify the Indemnitee of such investigation. The Company shall further share with Indemnitee any information it has turned over to any third parties concerning the investigation (“Shared Information”) at the time such information is so furnished, unless such notice is prohibited by any law, rule, regulation or formal order from a regulatory agency, would breach a confidentiality obligation owed to a third party or would waive the Company’s attorney-client privilege. By executing this agreement, Indemnitee agrees that such Shared Information is material non-public information that Indemnitee is obligated to hold in confidence and may not disclose publicly Notwithstanding the previous sentence, Indemnitee is permitted to use the Shared Information and to disclose such Shared information to Indemnitee’s legal counsel and third parties solely in connection with defending Indemnitee from legal liability.

26. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such proceeding; and/or (ii) the relative fault of the Company and Indemnitee in connection with such event(s) and/or transaction(s).

27. Consent to Jurisdiction. The Company and Indemnitee irrevocably and unconditionally: (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country; (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (iii) agree to appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, an agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware; (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court; and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first above written.

THE AZEK COMPANY INC.,
a Delaware corporation

By:
Name: Title:

Notice Address

1330 W Fulton Street #350

Chicago, IL 60607

Attn: Chief Legal Officer

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

1870 Embarcadero Rd.

Palo Alto, CA 94303

Attn: John L. Savva

Email: savvaj@sullcrom.com;

Attn: Rita-Anne O’Neill

Email: oneillr@sullcrom.com

INDEMNITEE

By:
Name: [Title:]
Notice Address	[•]

[Signature Page to Indemnification Agreement]